Board Action...

                              CONSENT OF DIRECTORS
                              THE DENIM GROUP INC.
                               IN LIEU OF MEETING
                                October 10, 2005



         Pursuant to the provisions of Revised Nevada Statues, Business Corporation Act, as amended by the undersigned director of The Denim Group Inc., a Nevada Corporation acting by unanimous written consent, hereby adopt the following corporate resolution and hereby consent to the actions set forth therein.

         The execution of this consent which may be accomplished in counterparts shall constitute a written waiver of any notice required by the Nevada Business Corporations Act of this corporation's capital of Articles of Incorporation and by laws.


         RESOLVED: That the Company is authorized to approve......



                  Nevada Revised Statues ("NRS") Section 78.207, a one-for-1000 reverse split of the Common Stock (the "Revenue Stock Split"). The Reverse Stock Split shall provide for rounding up to the next highest whole number the number of shares of Common Stock issuable to each shareholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split. Therefore any person with one thousand shares or less shall receive one share of common stock as a result of the reverse stock split.






         S/S Eric Joffe
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   Name Eric Joffe                   Title CEO                  Date 10/10/05